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                                                                    Exhibit 23.1


               Consent of Independent Certified Public Accountants


We have issued our report dated September 14, 2001 accompanying the consolidated financial statements of ProsoftTraining and subsidiaries included in the Annual Report on Form 10-K for the year ended July 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

GRANT THORNTON LLP

Dallas, Texas
January 30, 2002